EXHIBIT 21.01
The Hartford Insurance Group, Inc.
Organizational List – Domestic and Foreign Subsidiaries
1stAgChoice, Inc. (South Dakota)
Access CoverageCorp, Inc. (North Carolina)
Access CoverageCorp Technologies, Inc. (North Carolina)
Business Management Group, Inc. (Connecticut)
Cervus Claim Solutions, LLC (Delaware)
First State Insurance Company (Connecticut)
Hart Re Group, L.L.C. (Connecticut)
Hartford Accident and Indemnity Company (Connecticut)
Hartford Administrative Services Company (Minnesota)
Hartford Asia Limited (Hong Kong)
Hartford Casualty General Agency, Inc. (Texas)
Hartford Casualty Insurance Company (Indiana)
Hartford Corporate Underwriters Limited (United Kingdom)
Hartford Fire General Agency, Inc. (Texas)
Hartford Fire Insurance Company (Connecticut)
Hartford Funds Distributors, LLC (Delaware)
Hartford Funds Management Company, LLC (Delaware)
Hartford Funds Management Group, Inc. (Delaware)
Hartford Global Services Private Limited (India)
Hartford Holdings, Inc. (Delaware)
Hartford Insurance Company of Illinois (Illinois)
Hartford Insurance Company of the Midwest (Indiana)
Hartford Insurance Company of the Southeast (Connecticut)
Hartford Integrated Technologies, Inc. (Connecticut)
Hartford Investment Management Company (Delaware)
Hartford Life and Accident Insurance Company (Connecticut)
Hartford Lloyd’s Corporation (Texas)
Hartford Lloyd’s Insurance Company (Partnership) (Texas)
Hartford Management (UK) Limited (United Kingdom)
Hartford Productivity Services, LLC (Delaware)
Hartford of the Southeast General Agency, Inc. (Texas)
Hartford of Texas General Agency, Inc. (Texas)
Hartford Residual Market, L.L.C. (Connecticut)
Hartford Singapore Pte. Ltd. (Singapore)
Hartford Specialty Insurance Services of Texas, LLC (Texas)
Hartford STAG Ventures LLC (Delaware)
Hartford Strategic Investments, Inc. (Delaware)
Hartford Underwriters General Agency, Inc. (Texas)
Hartford Underwriters Insurance Company (Connecticut)
Hartford Underwriting Agency Limited (United Kingdom)
Heritage Holdings, Inc. (Connecticut)
Heritage Reinsurance Company, Ltd. (Bermuda)
HLA LLC (Connecticut)
Horizon Management Group, LLC (Delaware)
HRA Brokerage Services, Inc. (Connecticut)
Lattice Strategies LLC (Delaware)
Maxum Casualty Insurance Company (Connecticut)
Maxum Indemnity Company (Connecticut)
Maxum Specialty Services Corporation (Georgia)
Millennium Underwriting Limited (United Kingdom)
MPC Resolution Company LLC (Delaware)
Navigators Holdings (UK) Limited (United Kingdom)
Navigators Insurance Company (New York)
Navigators Management Company, Inc. (New York)
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Navigators Specialty Insurance Company (New York)
Navigators Underwriting Limited (United Kingdom)
New England Insurance Company (Connecticut)
New England Reinsurance Corporation (Connecticut)
New Ocean Insurance Co., Ltd. (Bermuda)
NIC Investments (Chile) SpA (Chile)
Nutmeg Insurance Agency, Inc. (Connecticut)
Nutmeg Insurance Company (Connecticut)
Pacific Insurance Company, Limited (Connecticut)
Property and Casualty Insurance Company of Hartford (Indiana)
Sentinel Insurance Company, Ltd. (Connecticut)
The Navigators Group, Inc. (Delaware)
Trumbull Flood Management, L.L.C. (Connecticut)
Trumbull Insurance Company (Connecticut)
Twin City Fire Insurance Company (Indiana)
Y-Risk, LLC (Connecticut)

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